EXHIBIT 99.1
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LOGO - MFN

                                                                    NEWS RELEASE
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Corporate Headquarters  360 Hamilton Avenue  White Plains, NY 10602 914.421.6700
                                                                     www.mfn.com

FOR IMMEDIATE RELEASE


                       METROMEDIA FIBER NETWORK ANNOUNCES
                      LAPSE OF VERIZON 30 DAY GRACE PERIOD



NEW YORK, APRIL 16, 2002 - Metromedia Fiber Network, Inc. (MFN) (NASDAQ: MFNX), the leading provider of digital communications infrastructure, announced today that the 30 day cure period for the nonpayment of interest on its $975 million of Subordinated Debentures issued to an affiliate of Verizon Communications, Inc. had lapsed. As a result, an event of default has occurred under the indenture for these Subordinated Debentures, which would allow for the acceleration of the principal amount of the Subordinated Debentures. Any acceleration of the Subordinated Debentures will not be effective until five business days after notice of such acceleration has been provided to the administrative agent for MFN's $150 million senior secured credit agreement.


The Company is currently in discussions with the holders of substantially all of its indebtedness including Verizon regarding a consensual restructuring of its indebtedness.


There can be no assurances that MFN will reach agreements with its creditors. As previously announced, if the Company is unable to successfully restructure its indebtedness, MFN may be required to file for protection under Chapter 11 of the U.S. Bankruptcy Code. In addition, any potential restructuring of MFN's indebtedness may result in substantial dilution to the Company's existing stockholders.



METROMEDIA FIBER NETWORK, INC.
MFN is the leading provider of digital communications infrastructure solutions. The Company combines the most extensive metropolitan area fiber network with a global optical IP network, state-of-the-art data centers, award-winning managed services and extensive peering relationships to deliver fully integrated, outsourced communications solutions to Global 2000 companies. The all-fiber infrastructure enables MFN customers to share vast amounts of information internally and externally

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over private networks and a global IP backbone, creating collaborative businesses that communicate at the speed of light. Customers can take advantage of MFN's complete, end-to-end solution or select individual components to complement their existing infrastructures. By leasing MFN's metropolitan and regional fiber, customers can create their own, private optical network with virtually unlimited, un-metered bandwidth at a fixed fee. For more reliable, secure and high-performance Internet connectivity, customers can use MFN's private IP network to communicate globally without ever touching the public-switched network. Moreover, MFN's comprehensive managed services enable companies to create a world-class Internet presence, optimize complex sites and private optical networks, and transform legacy applications, all with a single point of contact. PAIX.net, Inc., a subsidiary of MFN and the original neutral Internet exchange, offers secure, Class A co-location facilities where ISPs and other Internet-centric companies can form public and private peering relationships with each other, and have access to multiple telecommunications carriers for circuits within each facility. One network. One infrastructure. One source.

For more information on MFN, please visit our Web site at WWW.MFN.COM
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THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND
UNCERTAINTIES. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN TECHNOLOGY AND METHODS OF MARKETING, AVAILABILITY OF FINANCING, EXECUTION RISK RELATING TO THE TRANSACTION DESCRIBED HEREIN AND VARIOUS OTHER FACTORS BEYOND THE COMPANY'S CONTROL. THIS ALSO INCLUDES SUCH FACTORS AS ARE DESCRIBED FROM TIME TO TIME IN THE SEC REPORTS FILED BY METROMEDIA FIBER NETWORK, INCLUDING THE MOST RECENTLY FILED FORMS S-3, 10-K AND 10-Q.



MEDIA RELATIONS:                    INVESTOR RELATIONS:
Kara Carbone                        Martin Cohen
Metromedia Fiber Network            212-606-4389
212-803-5596
kcarbone@mfn.com